Exhibit 10.1

Concord Associates Limited Partnership

Sullivan Resorts LLC

c/o 115 Stevens Avenue

Valhalla, New York 10595

December 30, 2005

Empire Resorts, Inc.

c/o Monticello Raceway

Route 17B

Monticello, New York 12701

Re: Merger Agreement and Option Agreement

This is to formalize our agreement with respect to the Agreement and Plan of Merger and Contribution, dated as of March 3, 2005 (the “Merger Agreement”) and the Stock Option Agreement, dated as of November 12, 2004, as amended (the “Option Agreement”). Capitalized terms used in this letter agreement and not defined herein shall have the same meanings as are set forth in the Option Agreement.

The parties hereby agree that the Merger Agreement is terminated by mutual consent of the parties, effective on the date of this letter agreement. Notwithstanding anything in the Merger Agreement or any related agreement to the contrary, no party shall have any liability or obligation to any other party in respect of the Merger Agreement or any related agreement except in connection with the Option Agreement as set forth herein.

The parties hereby agree that clause (ii) of Section 2(b) of the Option Agreement shall be amended to read, in its entirety, “December 29, 2006”. Notwithstanding anything to the contrary in the Option Agreement, the anti-dilution provisions of Section 3(b) of the Option Agreement shall not be applicable to the first 5 million shares of Issuer’s common stock issued in 2006 (individually or in the aggregate), but the antidilution provisions in such Section 3(b) shall be applicable to any other issuances of Issuer’s common stock, as provided therein. Empire hereby further confirms that (a) the Option and the Option Agreement remain in full force and effect, (b) they represent valid and binding obligations of Empire, enforceable in accordance with their terms, (c) an Exercise Event has occurred, and (d) Grantee shall be entitled to exercise the Option from and after the date hereof in accordance with the terms of the Option Agreement. The parties hereby agree that the Option Agreement is hereby amended to the extent necessary to give effect to the foregoing.

This letter agreement may be executed in counterparts and faxed signatures shall be deemed valid and binding.

Very truly yours,

CONCORD ASSOCIATES LIMITED PARTNERSHIP
By:	Convention Hotels, Inc.,
as general partner

By:	/s/ Louis R. Cappelli
Louis R. Cappelli, President

SULLIVAN RESORTS LLC
By:	Catskill Resort Group, LLC,
as managing member

	By:		Cappelli Resorts LLC
as Managing Member

		By:	/s/ Louis R. Cappelli
Louis R. Cappelli,
Managing Member

By:	Melville-Catskill, LLC, as Managing Member

	By:	Reckson Strategic Venture Partners, LLC
as Managing Member

	By:		/s/ Scott Rechler
Scott Rechler, Authorized Signatory

Acknowledged and Agreed
to as of December 30, 2005

Empire Resorts, Inc.

By:	/s/ David P. Hanlon
Name: David P. Hanlon
Title: President, CEO